                                                                    EXHIBIT 3.11

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                               BFGOODRICH KALAMA, INC.
                           (a Washington corporation)

      Pursuant to provisions of RCW 23B.10.070, the following constitutes Amended and Restated Articles of Incorporation of BFGoodrich Kalama, Inc., a corporation organized and existing under the laws of the State of Washington.

                                   ARTICLE I.

      The name of this corporation shall be Noveon Kalama, Inc.

                                  ARTICLE II.

      1. The location and post office address of the registered office of the corporation in this state shall be P.O. Box 427, Kalama, Washington 98625.

      2. The registered agent of the corporation shall be Mark A. Fleischauer, whose address is 1296 NW 3rd Street, Kalama, Washington 98625.

                                  ARTICLE III.

      The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the laws of the State of Washington.

                                  ARTICLE IV.

      1. The aggregate number of shares which the corporation shall have authority to issue is 8,000,000 shares.

      2. Such shares shall consist solely of a single class of nonpar common stock of the aggregate value of $2,500,000.00

      3. Shareholders of any such shares shall have no cumulative voting rights.

      4. Shareholders of this corporation shall not have pre-emptive rights to acquire additional shares offered for sale by the corporation.

                                   ARTICLE V.

      1. The number of directors of the corporation shall be fixed as provided in the By-Laws, and may be changed from time to time by amending the By-Laws, as therein provided, but the number of directors shall not be less than three nor more than nine.

      2. In furtherance of and not in limitation of the powers conferred by the laws of the State of Washington, the Board of Directors is expressly authorized to make, alter and repeal the By-Laws of this corporation, subject to the power of the stockholders of the corporation to change or repeal such By-Laws.

      3. The corporation may enter into contracts and otherwise transact business as vendor, purchaser or otherwise, with its directors, officers and stockholders and with corporations, associations, firms and entities in which they are or may be or become interested as directors, officers, shareholders, members or otherwise, as freely as though such adverse interests did not exist, even though the vote, action or presence of such director, officer or stockholder may be necessary, to obligate the corporation upon such contracts or transactions; and in the absence of fraud no such contract or transaction shall be avoided and no such director, officer or stockholder shall be held liable to account to the corporation, by reason of such adverse interests or by reason of any fiduciary relationship to the corporation arising out of such office or stock ownership, for any profit or benefit realized by him through any such contract or transaction; provided in the case of directors and officers of the corporation (but not in the case of stockholders who are not directors or officers) the nature of the interest of such director or officer, though not necessarily the details or extent thereof, be disclosed or known to the Board of Directors of the corporation, at the meeting thereof at which such contract or transaction is authorized, or confirmed. A general notice that a director or officer of the corporation is interested in any corporation, association, firm or entity shall be sufficient disclosure as to such director or officer with respect to all contracts and transactions with that corporation, association, firm or entity.

      4. Any contract, transaction or act of the corporation or of the directors or of any officers of the corporation which shall be ratified by a majority of a quorum of the stockholders of the corporation at any annual meeting or any special meeting called for such purpose, shall, insofar as permitted by law, be as valid and as binding as though ratified by every stockholder of the corporation.

                                  ARTICLE VI.

                      LIMITATION ON LIABILITY OF DIRECTORS

      To the fullest extent permitted by the Washington Business Corporation Act as the same exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

      Executed this 23rd day of May, 2001.

                                            BFGOODRICH KALAMA, INC.


                                            By:     /s/ Christopher R. Clegg
                                                --------------------------------
                                                Name:  Christopher R. Clegg
                                                Title: Secretary

                             RESTATEMENT CERTIFICATE

                                       OF

                               BFGOODRICH KALAMA, INC.

      Pursuant to 23B.10.070 of the Washington Business Corporation Act, the undersigned officer of BFGoodrich Kalama, Inc. (the "CORPORATION") hereby certifies as follows:

      1.    The name of the Corporation is BFGoodrich Kalama, Inc.

      2. The attached Amended and Restated Articles of Incorporation were duly approved by the shareholders of Noveon Kalama, Inc. in accordance with the provisions of RCW 23B.10.030 of the Washington Business Corporation Act on May 23, 2001.



                                      By:     /s/ Christopher R. Clegg
                                          --------------------------------------
                                          Name:  Christopher R. Clegg
                                          Title: Secretary